EXHIBIT 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Files No. 33-92138, 33-24714, 33-78442 and 333-42950) of BSB Bancorp, Inc. of our report dated January 25, 2002 relating to the financial statements, which appear in this Form 10-K.

/s/ PricewaterhouseCoopers, LLP

Syracuse, N.Y.
February 23, 2004